Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-47073, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490, 333-124503, 333-131466, 333-147397, 333-153925 and 333-154364 on Form S-8 and Registration Statement No. 333-163330 on Form S-3 of our report dated November 24, 2009 (February 16, 2010 as to Notes 22, 23 and 25) relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new guidance regarding employers’ accounting for defined benefit pension and postretirement plans as of September 30, 2007 and the retrospective adjustment of the accompanying consolidated financial statements to present the Company’s Smith & Hawken business as discontinued operations) and our report dated November 24, 2009 relating to the effectiveness of The Scotts Miracle-Gro Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of The Scotts Miracle-Gro Company.
/s/ Deloitte & Touche LLP
Columbus, Ohio
February 16, 2010